-19-
Exhibit 10(r)

                      AMENDED AND RESTATED
                SPECIAL SEVERANCE PAY AGREEMENT



      The Special Severance Pay Agreement entered into as of  the

25th day of February, 1994 by and between Northrop Corporation, a

Delaware   corporation,   name  changed   to   Northrop   Grumman

Corporation   (the   "Company")    and                       (the

"Employee"),  in  consideration of  the  mutual  benefits  to  be obtained from the amendments thereto contained herein, is  hereby amended  and,  as  so  amended, is restated  for  convenience  of reference and as so amended and restated is the "Agreement."



                            RECITALS



      Employee  is a key member of the Company's management  team and  has  been  designated  by  the Compensation  and  Management

Development Committee (the "Committee") of the Board of Directors

(the  "Board")  of  the  Company as a key employee  to  whom  the protection  of  the  Company's Special Severance  Pay  Plan  (the

"Plan")  are  extended.  The purpose of the Plan is to  reinforce and encourage the continued attention and dedication of employees like Employee to their assigned duties without distraction in the face  of the potentially disturbing circumstances that arise from the possibility of a change in control of the Company.



      NOW, THEREFORE, in consideration of the mutual benefits  to

be   derived   from  this  Agreement,  including  the   continued

employment and rendition of services by Employee, it is agreed as follows:



          1.     Company's  Right  to  Terminate.   No  provision

          contained herein shall affect the Company's ability  to

          terminate  Employee's employment at any time,  with  or

          without cause.  Nothing in this Agreement shall in  any

          way  require the Company to provide any Benefits  prior

          to a change in Control nor shall this Agreement ever be

          construed  in any way as establishing any  policies  or

          requirements for severance benefits for Employee if  he

          terminates  employment  with the  Company  prior  to  a

          change in control



          2.   Change in Control.  Benefits provided herein shall

          be  payable only in the event there shall have occurred

          a  "Change in Control" as defined below, and Employee's

          employment  by the Company shall thereafter  have  been

          terminated  in accordance with Section 3  below.   Each

          event  constituting  a "Change in Control"  as  defined

          below  shall  be  considered  a  separate  "Change   in

          Control"  entitling Employee to the  Benefits  provided

          herein if his employment by the Company shall have been

          terminated in accordance with Section 3 below following

          such   "Change  in  Control."   For  purposes  of  this

          Agreement a "Change in Control" shall be deemed to have

          occurred  if  (i)  there shall be consummated  (x)  any

          consolidation or merger of the Company in which (A) the

          Company is not the continuing or surviving corporation,

          other  than a merger in which the holders of the Common

          Stock  of  the Company immediately prior to the  merger

          have  the same proportionate ownership of common  stock

          of  the  surviving  corporation immediately  after  the

          merger,   or  (B)  the  Common  Stock  of  the  Company

          outstanding  immediately  prior  to  the  merger  would

          amount  to  less than 50% of the common  stock  of  the

          surviving corporation outstanding immediately after the

          merger  or  (y)  any  sale, lease,  exchange  or  other

          transfer  (in  one transaction or a series  of  related

          transactions)  of  all, or substantially  all,  of  the

          assets of the Company, or (ii) the stockholders of  the

          Company  approve a plan or proposal for the liquidation

          or  dissolution of the Company, or (iii)  any  "person"

          (as   defined  in  Sections  13(d)  and  14(d)  of  the

          Securities  Exchange  act  of  1934,  as  amended  (the

          "Exchange   Act"),   but  not   including   any   trust

          established pursuant to an employee benefit plan of the

          Company,  shall  become  the  "beneficial  owner"   (as

          defined in Rule 13d-3 under the Exchange Act), directly

          or  indirectly,  of  fifteen percent  or  more  of  the

          Company's outstanding Common Stock, or (iv) during  any

          period  of  two  consecutive years, a majority  of  the

          directors  of the Company shall cease to be "Continuing

          Directors,"   as  defined  below.   As   used   herein,

          "Continuing  Director" shall mean a person  who  was  a

          director  of  the  Company  at  the  beginning  of  any

          specified two-year period and any person whose election

          or  nomination  as a director during  such  period  was

          approved   by   two-thirds  of  the   then   Continuing

          Directors.



          3.    Termination Following Change in Control.  In  the

          event a Change in Control shall have occurred, Employee

          shall be entitled to the Benefits provided in Section 4

          hereof upon any termination of his employment with  the

          Company  within  the  30-month  period  following  such

          Change  in  Control except a termination of  employment

          (a)  because  of  his  death, (b) by  the  Company  for

          "Cause"  or "Disability" or (c) by him other  than  for

          "Good Reason."



                 (i)   Disability.   For  the  purposes  of  this

          Agreement  only,  and for no other benefit  program  or

          policy  of  the  Company, termination for  "Disability"

          shall mean termination of Employee's employment because

          of  his absence from duties with the Company on a full-

          time  basis  for 130 consecutive business  days,  as  a

          result of incapacity due to physical or mental illness,

          unless   he   shall  have  returned  to  the  full-time

          performance of his duties within 30 days after  "Notice

          of  Termination" (as described in (iv) below) is  given

          in connection with such absence.



                (ii)   Cause.   Termination  by  the  Company  of

          Employee's   employment   for   "Cause"   shall    mean

          termination  within  the 30-month  period  following  a

          Change in Control by reason of:



                          (A)   the willful and continued failure

               by  Employee to substantially perform  his  duties

               with  the  Company  (other than any  such  failure

               resulting  from his incapacity due to physical  or

               mental  illness), for a period of 30 or more  days

               after a written demand for substantial performance

               is delivered to him by the Chief Executive Officer

               (the  "Officer") of the Company or the  Committee,

               which demand specifically identifies the manner in

               which such Officer or the Committee believes  that

               Employee  has  not  substantially  performed   his

               duties.

                         (B)  the willful engaging by Employee in

               misconduct  which is materially injurious  to  the

               Company, monetarily or otherwise.  For purposes of

               this  paragraph,  no act, or failure  to  act,  on

               Employee's  part  shall  be  considered  "willful"

               unless  done, or omitted to be done,  by  Employee

               not  in  good faith and without reasonable  belief

               that his action or omission was not opposed to the

               best interest of the Company.



                Notwithstanding the foregoing, Employee shall not

          be  deemed to have been terminated for Cause unless and

          until  there  shall have been delivered to  Employee  a

          copy of a Notice of Termination from the Officer or the

          Committee  after reasonable notice to Employee  and  an

          opportunity for him, together with his counsel,  to  be

          heard  before the Committee (or, if there  be  no  such

          Committee  or  such Committee delivers  the  Notice  of

          Termination,  the  Board), finding that,  in  the  good

          faith opinion of such Committee (or the Board), he  was

          guilty of conduct set forth above in clauses (A) or (B)

          of  the  first  sentence  of this  paragraph  (ii)  and

          specifying the particulars thereof in detail.



     (iii)    Good  Reason.   Termination  by  Employee  of   his

     employment  for "Good Reason" shall mean the termination  by

     Employee  of  his  employment  within  the  30-month  period following a Change in Control:



                (A)   if  within the 30-month period following  a

          Change in Control, the Company reduces Employee's  base

          salary  in  effect immediately prior to the  Change  in

          Control or as increased from time to time thereafter.



                (B)   if  within the 30-month period following  a

          Change  in  Control, the Company, without  the  express

          written  consent of the Employee, requires Employee  to

          report to a location or be relocated anywhere in excess

          of  one  hundred  (100)  miles of  his  present  office

          location,  except for required travel on the  Company's

          business to an extent substantially consistent with his

          present business travel obligations.



                (C)   if  within the 30-month period following  a

          Change  in Control, the Company has failed to  maintain

          in   force   plans  providing  benefits  at  least   as

          beneficial  as, or substantially equivalent  to,  those

          provided   by   any   benefit  or  compensation   plan,

          retirement  or  pension plan, stock option  plan,  life

          insurance  plan, health and accident plan or disability

          plan in which Employee is participating at the time  of

          a  Change  in Control or if the Company has  taken  any

          action   which   would  adversely   affect   Employee's

          participation   in  or  materially  reduce   Employee's

          benefits under any of such plans or deprive him of  any

          material fringe benefit (without substituting a  fringe

          benefit   substantially  equivalent  to  such  benefit)

          enjoyed by him at the time of the Change in Control, or

          if  the Company fails to provide him with the number of

          paid  vacation  days to which he would be  entitled  in

          accordance with the Company's normal vacation policy in

          effect at the time of the Change in Control.



                (D)   if  within the 30-month period following  a

          Change  in  Control,  the  Company  materially  reduces

          Employee's  title, job authorities or  responsibilities

          in effect immediately prior to the Change in Control.



                (E)   if  within the 30-month period following  a

          Change  in  Control, the Company fails  to  obtain  the

          assumption  of  the  obligations  contained   in   this

          Agreement by any successor as contemplated in Section 5

          hereof.



                (F)   if  within the 30-month period following  a

          Change  in  Control, the Company purports to  terminate

          Employee's employment in a manner which is not effected

          pursuant  to  a  Notice of Termination  satisfying  the

          requirements   of  paragraph  (iv)  below    (and,   if

          applicable, paragraph (ii) above); and for purposes  of

          this Agreement, no such purported termination shall  be

          effective.



     A  termination of employment by Employee within the 30-month period  following  a Change in Control  shall  be  for  Good

     Reason if one of the occurrences specified in this paragraph

     (iii) shall have occurred, notwithstanding that Employee may have  other  reasons  for terminating employment,  including employment  by  another employer which Employee  desires  to accept.



     (v)  Date of Termination.  "Date of Termination" shall mean:



                (A)   If Employee's employment is terminated  for

          Disability,   thirty   (30)  days   after   Notice   of

          Termination is given (provided that Employee shall  not

          have  returned to the performance of his  duties  on  a

          full-time basis during such thirty (30) day period),



                 (B)   if  Employee's  employment  is  terminated

          pursuant to paragraph (ii) above, the date on which the

          Notice of Termination is given,



               (C)  if Employee's employment is terminated by the

          Company  for  any  other reason, the date  on  which  a

          Notice of Termination is given; provided that if within

          thirty  (30)  days after any Notice of  Termination  is

          given  Employee  notifies the Company  that  a  dispute

          exists   concerning  the  termination,  the   Date   of

          Termination shall be the date on which such  Notice  of

          Termination  is given or the date on which the  dispute

          is   finally  determined,  either  by  mutual   written

          agreement of the parties, or by a final judgment, order

          or   decree  of  a  court  of  competent  jurisdiction,

          whichever  shall  provide  Employee  with  the  greater

          dollar value of Benefits hereunder, and



                (D)   if  Employee terminates his employment  for

          Good  Reason,  the  date on which the Company  receives

          notice from Employee of such termination.



          4.   Certain Benefits Upon Termination.  If, within the

          30-month   period  following  a  Change   in   Control,

          Employee's   employment  by  the   Company   shall   be

          terminated (a) by the Company other than for  Cause  or

          Disability or (b) by Employee for Good Reason, Employee

          shall  be  entitled to each of the "Benefits"  provided

          below:



               (i)  the Company shall pay Employee:  (a) his full

          base  salary  through the Date of Termination,  at  the

          rate  in  effect  at the time Notice of Termination  is

          given,  and  (b) an additional amount representing  the

          prorated  portion  of any additional  compensation  for

          which  the  employee  would be eligible,  but  for  his

          termination,   under  any  cash  bonus   or   incentive

          compensation  plan  maintained  by  the   Company   and

          applicable   to   the   period  in   which   Employee's

          termination occurs.  The amount referred to  under  (b)

          shall  be  determined by multiplying (A) the amount  of

          all  such cash bonus or incentive compensation payments

          made  to  Employee in respect of the last full calendar

          year   preceding  Employee's  termination,  by  (B)   a

          fraction representing the number of weeks elapsed  from

          the   end  of  such  calendar  year  to  the  Date   of

          Termination, divided by 52.



                (ii)   the Company shall pay as severance pay  to

          Employee after the Date of Termination, an amount equal

          to 2.99 times Employee's full Base Amount as defined in

          Section  280G of the Internal Revenue Code of 1986,  as

          amended   (the  Code),  and  the  regulations   adopted

          thereunder in effect from time to time.  Such severance

          pay shall be paid to Employee in a cash lump sum within

          30 days following the Date of Termination.





                (iii)  for a period not to exceed thirty-six (36)

          months  the  Company shall, at its expense, arrange  to

          provide   Employee  with  medical,  dental   and   life

          insurance benefits substantially similar to those which

          Employee was receiving immediately prior to the  Change

          in  Control  or, if greater, those which  Employee  was

          receiving  on his Date of Termination.  Notwithstanding

          the  foregoing,  the  Company  shall  not  provide  any

          benefit  otherwise receivable by Employee  pursuant  to

          this  Section 4(iii) to the extent that a substantially

          similar benefit is actually received by Employee from a

          subsequent  employer during such period, and  any  such

          benefit actually received by Employee shall be reported

          to the Company.



                (iv)   the  Company  shall pay  to  Employee  all

          deferred and accrued bonus and vacation pay to which he

          is  entitled  under  the terms  of  the  Company's  pay

          policies  as in effect immediately prior to the  Change

          in  Control or, if it results in greater vacation  pay,

          as in effect on Employee's Date of Termination.



Employee  shall  not be required to mitigate the  amount  of  any

payment  provided  for  in  this  Section  4  by  seeking   other

employment  or  otherwise, nor shall the amount  of  any  payment provided  for  in  this Section 4 be reduced by any  compensation earned  by  Employee  as  the result  of  employment  by  another employer after the Date of Termination, or otherwise.



Anything  in  this Agreement to the contrary notwithstanding,  in the event that the amount of any "parachute payments" provided to

Employee under this Agreement, when added to any other "parachute payments" which Employee is entitled to receive from the Company,

would constitute an "excess parachute payment," such payments  or benefits  should  be reduced to the minimum extent  necessary  so that  no  such amount payable or benefit provided to the Employee

shall   constitute  an  "excess  parachute  payment";   provided,

however,  that no such reduction shall be made if the net  after-

tax  benefit (after taking into account Federal, State, local  or other  income and excise taxes) to the Employee as the result  of such payments or benefits without such reduction would exceed the net after-tax benefit (taking all such taxes into account) to the

Employee  of  such  payments or benefits if such  reduction  were

made.   As used herein, the terms "parachute payment" and "excess

parachute payment" have the meaning set forth in Section 280G  of the  Internal Revenue Code of 1986, as amended.  If any  payments or  benefits  must be reduced by reason of this  paragraph,  such reduction  shall  be made in the order and manner  determined  by

Employee,  as  soon  as  administratively  practicable  following

Notice of Termination.





5.   Successors,  Binding Agreement.  The Company  may  amend  or terminate  this  Agreement by action of a  majority  of  its

     Continuing Directors (as defined in Section 2 hereof) at any time  prior  to  a  Change in Control.  In any  event,  this

     Agreement  shall  terminate on the fifth  (5th)  anniversary hereof unless a Change in Control has occurred.  The Company expressly  waives  any  right to  amend  or  terminate  this

     Agreement  following  a Change in Control  and  the  Company

     acknowledges  that  Employee  shall  have  a   binding   and

     irrevocable right to the Benefits set forth hereunder in the event of a Change in Control.  Any purported termination  of this  Agreement  following  a Change  in  Control  shall  be ineffective, and Employee shall not lose any right hereunder for failing to contest such a purported termination.



     (i)   The Company will require any successor (whether direct

     or   indirect,   by   purchase,  merger,  consolidation   or

     otherwise)to all or substantially all of the business and/or assets  of  the Company, to expressly assume  and  agree  to honor  this  Agreement in the same manner and  to  the  same extent that the Company would be required to so honor if  no such succession had taken place.  Failure of the Company  to obtain such agreement prior to the effectiveness of any such succession shall be a violation of this Agreement and  shall entitle  Employee  to  Benefits from  the  Company  or  such successor  in  the  same amount and on  the  same  terms  as

     Employee  would  be entitle hereunder if he  terminated  his employment  for  Good Reason, except that  for  purposes  of implementing  the  foregoing, the date  on  which  any  such succession  becomes effective shall be deemed  the  Date  of

     Termination.   As  used in this Agreement,  "Company"  shall

     mean  the Company hereinbefore defined and any successor  to its  business and/or assets as aforesaid which executes  and delivers the agreement provided for in this paragraph  5  or

     which   otherwise  becomes  bound  by  all  the  terms   and

     provisions  of  this  Agreement by operation  of  law.   The

     Company shall promptly notify Employee of any succession  by purchase,  merger,  consolidation or  otherwise  to  all  or substantially all the business and/or assets of the  Company and  shall  state whether or not the successor has  executed the  agreement required by this paragraph (i)  and,  if  so,

     shall make a copy of such agreement available to Employee.



     (ii)   This Agreement shall inure to the benefit of  and  be

     enforceable   by   Employee  and  his  personal   or   legal

     representatives,   executors,  administrators,   successors,

     heirs,  distributees,  devisees and legatees.   If  Employee

     should  die while any amount would still be payable  to  him hereunder  if  he had continued to live, all  such  amounts,

     unless   otherwise  provided  herein,  shall  be   paid   in

     accordance with the terms of this Agreement to his  devisee,

     legatee  or other designee or, if there be no such designee,

     to his estate.



     (iii)   The  Company expressly acknowledges and agrees  that

     Employee  shall  have a contractual right  to  the  Benefits provided  hereunder,  and the Company expressly  waives  any ability,  if possible, to deny liability for any  breach  of its  contractual commitment hereunder upon  the  grounds  of lack  of consideration, accord and satisfaction or any other

     defense.   In any dispute arising after a Change in  Control

     as  to  whether Employee is entitled to Benefits under  this

     Agreement,  there  shall be a presumption that  Employee  is

     entitled  to  such  Benefits  and  the  burden  of   proving

     otherwise shall be on the Company.



     (iv)   All  Benefits to be provided hereunder  shall  be  in

     addition  to any pension, disability, worker's compensation,

     other Company benefit plan distribution, unpaid vacation  or other  unpaid  benefits that Employee has  at  his  Date  of

     Termination.



6.   Notice.   For  purposes of this Agreement, notices  and  all

     other communications provided for in this Agreement shall be in  writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail,  return receipt  requested, postage prepaid, addressed:  (i)  if  to

     Employee, to his latest address as reflected on the  records of  the  Company, and if to Company:  Northrop  Corporation,

     1840 Century Park East, Los Angeles, California 90067, Attn:

     President,  or to such other address as Company may  furnish to  Employee  in  writing with specific  reference  to  this

     Agreement  and  the  importance of the notice,  except  that notice  of  change of address shall be effective  only  upon receipt.



7.   Miscellaneous.   After  a Change in Control,  no  rights  of

     Employee  under  this  Agreement may be released,  modified,

     waived  or  discharged  by  Employee  unless  such  release,

     waiver,  modification, or discharge is agreed to in  writing

     signed   by   Employee   and   a  licensed   attorney-at-law

     representing Employee.  No failure to enforce or  waiver  by

     Employee  at  any time of any breach by the Company  of,  or noncompliance  with,  any condition  or  provision  of  this

     Agreement to be performed by the Company shall be  deemed  a waiver of similar or dissimilar provisions or conditions  at the same or at any prior or subsequent time.  This Agreement shall  not supersede or in any way limit the rights,  duties or  obligations  Employee may have under any  other  written

     agreement  with the Company.   The Company expressly  waives

     any  right  to  deny liability hereunder on the  basis  that

     Employee  failed to submit a claim on a timely  basis.   The

     validity,  interpretation, construction and  performance  of this Agreement shall be governed by the laws of the State of

     California.



8.   Validity.   The  invalidity  or  unenforceability   of   any

     provision of this Agreement shall not affect the validity or enforceability  of  any other provision of  this  Agreement,

     which shall remain in full force and effect.



      IN  WITNESS WHEREOF, as of July    , 1995 the parties  have

executed  this  Agreement  amending  and  restating  the  Special

Severance Pay Agreement originally dated as of February 25, 1994.





ATTEST:                            Northrop Grumman Corporation


__________________________         By_______________________



__________________________           ________________________
                                     Employee